UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2023

Lightstone Value Plus REIT I, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-52610	20-1237795
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2023, Lightstone Value Plus REIT I, Inc. (the “Company”), through a wholly owned subsidiary, entered into a mortgage loan facility (the “Moxy Senior Loan”) with Athene Annuity And Life Company, an unrelated third party, providing for up to $110.0 million. At closing, $106.1 million of proceeds were advanced under the Moxy Senior Loan. The Moxy Senior Loan bears interest at SOFR plus 4.00%, subject to a 7.50% floor, and initially matures on November 29, 2026, with two one-year extension options subject to the satisfaction of certain conditions.

Simultaneously on November 29, 2023, the Company, through the same wholly owned subsidiary, also entered into a mortgage loan facility (the “Moxy Junior Loan” and together with the Moxy Senior Loan, the “Moxy Mortgage Loans”) with Bowery NY Mezz LLC, an unrelated third party, providing for up to $31.3 million. At closing, $30.2 million of proceeds were advanced under the Moxy Junior Loan. The Moxy Junior Loan bears interest at SOFR plus 8.75%, subject to a 12.25% floor, and initially matures on November 29, 2026, with two one-year extension options subject to the satisfaction of certain conditions.

The Moxy Mortgage Loans require monthly interest-only payments through their maturity dates and are collateralized by a 303-room Marriott Moxy hotel (the “Lower East Side Moxy Hotel”), located in the Lower East Side neighborhood in the Manhattan borough of New York City, however, the Moxy Junior Loan is subordinate to the Moxy Senior Loan. Aggregate proceeds of $130.0 million advanced at the closing of the Moxy Mortgage Loans were used to repay in full existing mortgage indebtedness collateralized by the Lower East Side Moxy Hotel.

In connection with the Moxy Mortgage Loans, the Company has provided certain interest and carry costs guarantees. The Company has also entered into interest rate cap agreements pursuant to which the SOFR rate will be capped at 5.50% through December 1, 2024 and June 1, 2025 for the Moxy Junior Loan and the Moxy Senior Loan, respectively, at an aggregate cost of $0.1 million. Furthermore, in connection with the Moxy Mortgage Loans, the Company paid $2.6 million of loan fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation of a Registrant

The discussion with respect to the Moxy Mortgage Loans contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REIT I, INC.

Date: December 4, 2023	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer and Principal Accounting Officer